Exhibit 32.1

Certification of Chairman, CEO and CFO Pursuant to
18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 10-K of World Wrestling Entertainment, Inc. (the “Company”) for the period ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Vincent K. McMahon as Chairman of the Board and co-principal executive officer of the Company, Linda E. McMahon as Chief Executive Officer and co-principal executive officer of the Company, and George A. Barrios as Chief Financial Officer and principal financial officer, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)	The information contained in the report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

By:	/s/ Vincent K. McMahon
Vincent K. McMahon Chairman of the Board (co-principal executive officer)

February 27, 2009

By:	/s/ Linda E. McMahon
Linda E. McMahon Chief Executive Officer (co-principal executive officer)

February 27, 2009

By:	/s/ George A. Barrios
George A. Barrios Chief Financial Officer (principal financial officer)

February 27, 2009